SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549


FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934


Date of the Report (Date of earliest event reported): August 26, 1999

Commission File Number: 1-9383


WESTAMERICA BANCORPORATION
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(Exact name of registrant as specified in its charter)


CALIFORNIA
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(State of incorporation)


94-2156203
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(I.R.S. Employer Identification Number)


1108 FIFTH AVENUE, SAN RAFAEL, CALIFORNIA 94901
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(Address of principal executive offices and zip code)


(415) 257-8000
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(Registrant's area code and telephone number)




Item 5. Other Events

On August 26, 1999, the Board of Directors of Westamerica Bancorporation ("the Company"), parent company of Westamerica Bank and Bank of Lake County, approved a plan to repurchase, as conditions warrant, up to an aggregate of 2,750,000 shares of the Company's outstanding shares of common stock. This amount represents about 7.2% of the Company's currently outstanding common stock. Under the open-ended program, the Company could purchase shares of its common stock from time to time through open-market and privately negotiated transactions. The timing of the purchases and the exact number of shares to be purchased will depend on market conditions. The Company's strong capital position and healthy profitability contributed to the initiation of this program, which is being implemented to optimize the use of the Company's equity capital and enhance shareholder value.


Item 7: Financial Statements and Exhibits

  Exhibits: The following is furnished in accordance with the provisions of Item 601 of Regulation S-K.

    (99.1) Press release dated August 26, 1999.


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


WESTAMERICA BANCORPORATION


By:
         ------------------------------------
         DENNIS R. HANSEN
         Senior Vice President and Controller


Dated: August 31, 1999

                            - 2 -



INDEX TO EXHIBITS
-----------------
                                             Sequentially
Exhibit No.       Description                Number Page
-----------       -------------------        ------------
  (99.1)          Press release dated             3
                  August 26, 1999


EXHIBIT (99.1)
--------------

WESTAMERICA BANCORPORATION

PRESS RELEASE

For Immediate Release                        August 26, 1999

For additional information
Contact: Westamerica Bancorporation
                  E. Joseph Bowler
                  Westamerica Bancorporation
                  707-863-6840
                  www.westamerica.com

WESTAMERICA BANCORPORATION ANNOUNCES
NEW STOCK REPURCHASE PLAN

San Rafael, CA: Westamerica Bancorporation (NASDAQ: WABC), parent company of Westamerica Bank and Bank of Lake County, today announced that its Board of Directors approved a plan to repurchase, as conditions warrant, up to 2.75 million shares of the company's common stock on the open market or in privately negotiated transactions. The repurchase plan represents about 7.2% of the company's currently outstanding common stock. This plan supercedes the 3.0 million share stock repurchase program authorized in July, 1998, or which
2.9 million shares had been repurchased to date. The duration of this program is open-ended.
  Chairman, President, and CEO David Payne stated that this stock repurchase program is being implemented to provide management with an additional tool to optimize the company's use of equity capital and enhance shareholder value. Westamerica's strong capital position and healthy profitability both contributed to the initiation of this new program.
  Westamerica Bancorporation operates as a multi-bank holding company with 89 branches in 22 Northern and Central California counties. At June 30, 1999, total assets were $3.9 billion and shareholders' equity was $340.0 million. Total common shares outstanding are approximately 38.2 million.


FORWARD-LOOKING STATEMENTS

Certain of the statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. The Company's actual results may differ materially from those included in the forward-looking statements. These forward-looking statements involve risks and uncertainties including, but not limited to, changes in general economic conditions, competitive conditions in the geographic and business areas in which the company conducts its operations, regulatory, or tax changes that affect the cost or demand for the Company's products, the resolution of legal proceedings and related matters.